                                                                     EXHIBIT 3.1
                             AMENDED AND RESTATED


                         CERTIFICATE OF INCORPORATION


                                      OF


                             COMMAND SYSTEMS, INC.

                          Under Sections 242 and 245

                                    of the

                       Delaware General Corporation Law


  I, Edward G. Caputo, President of Command Systems, Inc., a corporation organized and exiting under the laws of the State of Delaware, do hereby certify as follows:


     FIRST:    The name of the Corporation is Command Systems, Inc..


     SECOND: The Certificate of Incorporation of the Corporation was originally filed with the Secretary of the State of Delaware on July 1, 1997.

     THIRD: The Certificate of Incorporation of the Corporation was originally amended and restated on August 21, 1997.


     FOURTH: This Amended Restated Certificate of Incorporation further restates and amends the Certificate of Incorporation of the Corporation and was duly adopted pursuant to resolutions adopted by the Board of Directors and the Stockholders of the Corporation in accordance with Sections 242 and 245 of the Delaware General Corporation Law.


     FIFTH: The text of the Certificate of Incorporation is amended and restated hereby to read as herein set forth in full.


  IN WITNESS WHEREOF, Command Systems, Inc. has caused this certificate to be signed by Edward G. Caputo, its President, this 31st day of December, 1997.



                                    COMMAND SYSTEMS, INC.


                                    By:      /s/   Edward G. Caputo
                                       ----------------------------------
                                       Edward G. Caputo
                                       Its President

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                             COMMAND SYSTEMS, INC.

  FIRST: The name of the Corporation (hereinafter referred to as the "Corporation") is

                             COMMAND SYSTEMS, INC.

  SECOND: The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware is The Prentice-Hall Corporation System, Inc.

  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the laws of the General Corporation Law of the State of Delaware.

  FOURTH:

  A.  Designation and Number of Shares.  The total number of shares of capital
      --------------------------------
stock which the Corporation is authorized to issue is 30,000,000, which shall be divided into two classes as follows: (i) 25,000,000 shares of common stock, with a par value of $.01 per share (the "Common Stock") (ii) 5,000,000 shares of preferred stock, with a par value of $.01 per share (collectively, the Preferred Stock"), divided into (a) 100 shares of Series A Convertible Preferred Stock, with a par value of $.01 per share (the "Series A Preferred"), (b) 100 shares of Series B Convertible Preferred Stock, with a par value of $.01 per share (the "Series B Preferred") and (c) 4,999,800 shares of undesignated preferred stock, with a par value of $.01 per share (the "Undesignated Preferred Stock").

  The relative powers, designations, preferences, rights, and qualifications, limitations and restrictions and other matters relating to the Undesignated Preferred Stock, the Series A Preferred, the Series B Preferred and the Common Stock are as set forth below in this Article FOURTH.

  B.  Undesignated Preferred Stock
      ----------------------------

      (1) Shares of Undesignated Preferred Stock may be issued in one or more series at such time or times and for such consideration as the Board of Directors may determine. All shares of any one series shall be of equal rank and identical in all respects.

      (2) Authority is hereby expressly granted to the Board of Directors to fix from time to time, by resolution or resolutions providing for the establishment and/or issuance of any series of Undesignated Preferred Stock, the designation of such series and the powers, preferences and rights of the shares of such series, and the qualifications, limitations or restrictions thereof, including, without limitation, the following:

          (a) The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors;

          (b) The rate of dividends, if any, on the shares of that series, whether dividends shall be non-cumulative, cumulative to the extent earned or cumulative (and, if cumulative, from which date or dates), whether dividends shall be payable in cash, property or rights, or in shares of the Corporation's capital stock, and the relative rights of priority, if any, of payment of dividends on shares of that series over shares of any other series or class;

          (c) Whether the shares of that series shall be redeemable and if so the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption (which amount may vary under different conditions and at different redemption dates) or the property or rights, including securities of any other corporation, payable in case of redemption;

          (d) Whether the series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amounts payable into such sinking fund;

          (e) The rights to which the holders of the shares of that series shall be entitled in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series in any such event;

          (f) Whether the shares of that series shall be convertible into or exchangeable for shares of stock of any other class or any other series and, if so, the terms and conditions of such conversion or exchange, including the rate or rates of conversion or exchange, the date or dates upon or after which they shall be convertible or exchangeable, the duration for which they shall be convertible or exchangeable, the event or events upon or after which they shall be convertible or exchangeable or at whose option they shall be convertible or exchangeable, and the method (if any) of adjusting the rates of conversion or exchange in the event of a stock split, stock dividend, combination of shares or similar event;

          (g) Whether the issuance of any additional shares of such series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such other series;

          (h) Whether or not the shares of that series shall have voting rights, the extent of such voting rights on specified matters or on all matters, the number of votes to which the holder of shares of such series shall be entitled in respect of each share of such series, whether such series shall vote generally with the Common Stock on all matters or (either generally or upon the occurrence of specified circumstances) shall vote separately as a class or with other series of Preferred Stock; and

          (i) Any other preferences, privileges and powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of this Certificate of Incorporation and to the full extent now or hereafter permitted by the laws of the State of Delaware.


  C.  Series A Preferred and Series B Preferred.  The powers, preferences, and
      -----------------------------------------
relative, participating, optional or other rights, and qualifications, limitations and restrictions thereof, with respect to the Series A Preferred and the Series B Preferred are as follows (as used below in this Article 4, Section C, references to a "Section" shall mean a Section of this Article 4, Section C):

  1.  Liquidation Rights.
      ------------------

  (a) Treatment at Liquidation, Dissolution or Winding Up.
      ---------------------------------------------------

        (i) Except as otherwise provided in Section 1(b) below, in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of the Series A Preferred and the Series B Preferred shall be entitled to be paid first out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes, before payment or distribution of any of such assets to the holders of Common Stock and any other class or series of the Corporation's capital stock designated to be junior to each of the Series A Preferred and the Series B Preferred, an amount in cash (or, in the event that sufficient cash does not exist and subject to Section 1(b) below, an amount in cash and or property) equal to
     (A) $21,861.37 per share, in the case of each share of Series A Preferred (which amount shall be subject to equitable adjustment whenever there shall occur a stock dividend, distribution, combination of shares, reclassification or other similar event with respect to the Series A Preferred and, as so adjusted from time to time, is hereinafter referred to as the "Series A Base Liquidation Price") and (B) $80,000 per share, in the case of each share of Series B Preferred (which amount shall be subject to equitable adjustment whenever there shall occur a stock dividend, distribution, combination of shares, reclassification or other similar event with respect to the Series B Preferred and, as so adjusted from time to time, is hereinafter referred to as the "Series B Base Liquidation Price"), in each case plus all dividends accrued or declared but unpaid, to and including the date full payment shall be tendered to the holders of the Series A Preferred and the Series B Preferred with respect to such liquidation, dissolution or winding up.

        (ii) Following payment in full to the holders of the Series A Preferred and the Series B Preferred of all amounts distributable to them under
     Section 1(a)(i) hereof, the remaining assets of the Corporation available for distribution to holders of the Corporation's capital stock shall be distributed among the holders of the Common Stock on a pro rata basis.

        (iii) If the assets of the Corporation shall be insufficient to permit the payment in full to the holders of Series A Preferred and Series B Preferred of all amounts distributable to them under Section 1(a)(i) hereof, then the entire assets of the Corporation available for such distribution shall be distributed pro rata in proportion to the respective
                                       --- ----
     liquidation preference amounts which would otherwise be payable upon liquidation with respect to the outstanding shares of Series A Preferred and Series B Preferred if all liquidation preference dollar amounts with respect to such shares were paid in full, with the holders of each of the Series A Preferred and the Series B Preferred sharing ratably in any distribution to the holders of such series of Preferred Stock.


(b)  Allocation; Distributions other than Cash.  In the event of a distribution
     -----------------------------------------
pursuant to this Section 1, any cash or cash equivalents remaining in the Corporation shall be allocated first to the payment or distribution to the holders of the Series A Preferred and the Series B Preferred pro rata in
                                                             --- ----
proportion to the respective liquidation preference amounts as set forth in
Section 1(a) before any cash is paid or distributed to the holders of
Common Stock and any other class or series of the Corporation's capital stock designated to be junior to each of the Series A Preferred and the
Series B Preferred.  In the event that there is not sufficient cash to pay the entire Series A Base Liquidation Price to the holders of the Series A Preferred and the entire Series B Liquidation Price to the holders of the Series B Preferred, the distribution provided for in this Section 1 shall be payable, pro rata in proportion to the respective liquidation preference
            --- ----
amounts as set forth in Section 1(a),
in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation with the approval of the Series A Director and the Series B Director elected by the Series A Preferred and the Series B Preferred, respectively, pursuant to Section 3(a)(iv); provided, however, that prior to distributing any non-cash property pursuant to this Section 1(b), the Board of Directors, with the consent of the Series A Director and the Series B Director elected by the Series A Preferred and the Series B Preferred, respectively, pursuant to Section 3(a)(iv), shall have determined that it would not be advisable for the Corporation to sell or attempt to sell such property for cash and thereafter pay or distribute the proceeds of any such sale to the stockholders of the Corporation as provided hereunder.

  2.  Conversion.  The holders of Series A Preferred and Series B Preferred
      ----------
shall have conversion rights as follows (the "Conversion Rights"):

      (a)  Right to Convert; Conversion Price.  Each share of Series A
           ----------------------------------
Preferred and Series B Preferred shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such shares, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (1) in the case of the Series A Preferred, $21,945 by the Series A Applicable Conversion Price, determined as hereinafter provided, in effect at the time of conversion or (2) in the case of the Series B Preferred, $13,185 by the Series B Applicable Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The Series A Applicable Conversion Price for purposes of calculating the number of shares of Common Stock deliverable upon conversion without the payment of any additional consideration by the holder of Series A Preferred (the "Series A Applicable Conversion Price") shall initially be $2.10. Such initial Series A Applicable Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which Series A Preferred is convertible, as hereinafter provided. The Series B Applicable Conversion Price for purposes of calculating the number of shares of Common Stock deliverable upon conversion without the payment of any additional consideration by the holder of Series B Preferred (the "Series B Applicable Conversion Price") shall initially be $1.00. Such initial Series B Applicable Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which Series B Preferred is convertible, as hereinafter provided

      (b)  Mechanics of Conversion.  Before any holder of Series A Preferred
           -----------------------
or Series B Preferred shall be entitled to convert the same into full shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such series of Preferred Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the name of such holder or the name or names of the nominees of such holder in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. No fractional shares of Common Stock shall be issued upon conversion of any shares of Series A Preferred or Series B Preferred. In lieu of any fractional shares of Common Stock to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by $50.00, in the case of each of the Series A Preferred and the Series B Preferred. The Corporation shall, as soon as practicable thereafter (but, in any case, not later than 7 business days after such surrender of such certificates), issue and deliver at such office to such holder of Series A Preferred or Series B Preferred, or to such holder's nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid, together with cash in lieu of any fraction of a share and cash in the amount of all dividends then due and payable on, and all accrued and unpaid dividends on, the shares of Series A Preferred or Series B Preferred then being converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred or Series B Preferred to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

  (c)  Optional Conversion.
       -------------------

         (i) Each share of Series A Preferred shall be, subject to the requirements provided below in this clause (c), converted into shares of Common Stock at the then effective Series A Applicable Conversion Price, and each share of Series B Preferred shall be, subject to the requirements provided below in this clause (c), converted into shares of Common Stock at the then effective Series B Applicable Conversion Price:

         At the option of the Corporation

     (1) immediately upon the consummation of the sale by the Corporation for its own account of Common Stock to one or more underwriters on a firm commitment basis, if but only if,

           (A) such Common Stock is, at the time of such sale, registered under the Securities Act of 1933, as amended, pursuant to an effective registration statement in respect of which no stop order or other interference by the Securities Exchange Commission shall then exist,

           (B) the gross sales proceeds to the Corporation from such sale of such Common Stock based on the agreed sales price to the underwriter equals or exceeds $20,000,000 (any public offering of Common Stock referred to in, and satisfying the conditions of clauses (A) and (B) is referred to herein as a "Qualified Public Offering"), and

           (C) with respect to the Series A Preferred only, either (x) the aforesaid underwriter or underwriters in connection with the aforesaid purchase of Common Stock from the Corporation shall have offered to purchase a number of shares of Common Stock arising from the conversion of Series A Preferred pursuant to this clause (1) on a firm commitment basis for an aggregate purchase price of not less than $2,500,000 at a price per share of not less than $4.78 (which price per share shall be subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization or similar event involving a change in Common Stock), (y) the holders of such converted Series A Preferred are afforded the right to register a number of shares of Common Stock arising from such conversion (without cut-backs or reductions) and to sell the same through the aforesaid underwriter or underwriters or otherwise to the public in connection with the aforesaid Qualified Public Offering at an aggregate price of not less than $2,500,000 and with initial public offering price established in respect of such Qualified Public Offering of not less than $4.78 per share (which price shall be subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization or similar event involving a change in Common Stock), or (z) the Company has offered to purchase from the holders of the Series A Preferred a number of shares of Common Stock arising from such conversion at a price per share equal to the greater of
     (A) public offering price established in respect of such Qualified Public Offering or (B) $4.78 (which price shall be subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization or similar event involving a change in Common Stock) and for an aggregate purchase price of not less than $2,500,000; provided that, in either of the case of subclause
     (x) or subclause (y) above, the holders of Series A Preferred shall have had a reasonable opportunity to review any registration statements and other documents and the form and substance of the same shall be reasonably satisfactory to them and their counsel; or

      (2) at any time following a Qualified Public Offering, if but only if, (A) in the case of the Series A Preferred, an Opportunity Date has occurred, as such term is defined in that certain registration rights agreement between then Corporation and the holders of the Series A Preferred (as such agreement may be amended from time to time) and the 120-day period referred to in Section 7(c)(iii) thereof has expired without causing the annulment of the Opportunity Date as provided for in such registration rights agreement (provided, however, that for the purpose of dividends and other rights, the conversion of the Series A Preferred shall, if in fact an Opportunity Date shall have occurred and shall not have been subsequently annulled as provided for in the registration rights agreement, be deemed to have taken place on such Opportunity Date) and (B) in the case of the Series B Preferred, an Opportunity Date has occurred, as such term is defined in that certain registration rights agreement between then Corporation and the holders of the Series B Preferred (as such agreement may be amended from time to time) and the 120-day period referred to in Section 7(c)(iii) thereof has expired without causing the annulment of the Opportunity Date as provided for in such registration rights agreement (provided, however, that for the purpose of dividends and other rights, the conversion of the Series B Preferred shall, if in fact an Opportunity Date shall have occurred and shall not have been subsequently annulled as provided for in the registration rights agreement, be deemed to have taken place on such Opportunity Date).

     In contemplation of any exercise of its rights under this clause (c), the Corporation shall provide the holders of Series A Preferred and the Series B Preferred, as applicable, with adequate notice of the same and an opportunity to review and, if desired, comment upon the registration statements and other documents.

           (ii) Upon the occurrence of an event specified in Section 2(c)(i) hereof, all shares of Series A Preferred and Series B Preferred shall be converted automatically without any further action by any holder of such shares and whether or not the certificate or certificates representing such shares are surrendered to the Corporation or the transfer agent for the Series A Preferred and the Series B Preferred, provided, however, that the Corporation shall not be obligated to issue a certificate or certificates evidencing the shares of Common Stock into which such shares of Series A Preferred or Series B Preferred were convertible unless the certificate or certificates representing such shares of Series A Preferred or Series B Preferred being converted are either delivered to the Corporation or the transfer agent of the Series A Preferred and the Series B Preferred, or the holder notifies the Corporation or such transfer agent that such certificate or certificates have been lost, stolen, or destroyed and executes and delivers an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith and, if the Corporation so elects, provides an appropriate indemnity.

           (iii) Upon the conversion of Series A Preferred and the Series B Preferred, each holder of Series A Preferred and the Series B Preferred shall surrender the certificate or certificates representing such holder's shares of Series A Preferred and Series B Preferred at the office of the Corporation or of the transfer agent for the Series A Preferred and the Series B Preferred. Thereupon, there shall be issued and delivered to such holder, promptly (but, in any case, not later than 7 business days after such surrender of such certificates) at such office and in such holder's name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series A Preferred and Series B Preferred surrendered were convertible on the date on which such automatic conversion occurred, together with cash in the amount of all dividends then due and payable on, and all accrued and unpaid dividends on, the shares of Series A Preferred and Series B Preferred then being converted. No fractional shares of Common Stock shall be issued upon the automatic conversion of Series A Preferred or Series B Preferred. In lieu of any fractional shares of Common Stock to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by $50.00 together with cash in the amount of all dividends then due and payable on, and all accrued and unpaid dividends on such fractional share.

  (d) Adjustments to Applicable Conversion Prices for Diluting Issues.
      ---------------------------------------------------------------

      (i)  Special Definitions.  For purposes of this Section 2(d), the
           -------------------
following definitions shall apply:

           (A)  "Option" shall mean rights, options or warrants to subscribe
                 ------
      for, purchase or otherwise acquire Common Stock or Convertible Securities.

           (B)  "Original Issue Date" shall mean  July 31, 1997.
                 -------------------

           (C)  "Convertible Securities" shall mean any evidences of
                 ----------------------
       indebtedness, shares (other than Common Stock, Series A Preferred and Series B Preferred) or other securities directly or indirectly convertible into or exchangeable for Common Stock.

           (D)  "Additional Shares of Common Stock" shall mean all shares of
                 ---------------------------------
       Common Stock issued (or, pursuant to Section 2(d)(iii), deemed to be issued) by the Corporation after the Original Issue Date, other than the following (collectively, "Excluded Shares"):
                                 ---------------

                (I) Shares of Common Stock issued or issuable upon conversion of shares of Series A Preferred; or

                (II) Shares of Common Stock issued or issuable upon conversion of shares of Series B Preferred; or

                (III) Up to 426,200 shares of Common Stock issued or issuable to officers, employees or directors of, or consultants to, the Corporation pursuant to stock option, stock purchase plans or similar equity incentive plans approved by the Board of Directors, and any other shares of Common Stock issued or issuable to officers, employees or directors of, or consultants to, the Corporation pursuant to stock option, stock purchase plans or similar equity incentive plans, the issuance of which is approved by the Series A Director and the Series B Director elected by the Series A Preferred and the Series B Preferred, respectively, pursuant to Section 3(a)(iv).

      (ii) No Adjustment of Applicable Conversion Prices.  Any provision herein
           ---------------------------------------------
to the contrary notwithstanding, no adjustment in the Series A Applicable Conversion Price or the Series B Applicable Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock or otherwise unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Series A Applicable Conversion Price or the Series B Applicable Conversion Price, as the case may be, in effect on the date of, and immediately prior to, the issue of such Additional Shares of Common Stock.

      (iii)  Issue of Securities Deemed Issue of Additional Shares of Common
             ---------------------------------------------------------------
Stock.
------

            (A)  Options and Convertible Securities.  In the event the
                 ----------------------------------
     Corporation at any time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 2(d)(v) hereof) of such Additional Shares of Common Stock would be less than the Series A Applicable Conversion Price or the Series B Applicable Conversion Price, as the case may be, in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:


            (I) No further adjustment in the Series A Applicable Conversion Price or the Series B Applicable Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

            (II) If such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange thereof, the Series A Applicable Conversion Price and/or the Series B Applicable Conversion Price, as the case may be, computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

            (III) Upon the expiration of any such options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Series A Applicable Conversion Price and/or the Series B Applicable Conversion Price, as the case may be, computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

               (a) In the case of Convertible Securities or Options for Common Stock the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange; and

               (b) In the case of Options for Convertible Securities only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section 2(d)(v)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

          (IV) No readjustment pursuant to clause (II) or (III) above shall have the effect of increasing the Series A Applicable Conversion Price to an amount which exceeds the lower of (a) the Series A Applicable Conversion Price on the original adjustment date, or (b) the Series A Applicable Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date and no readjustment pursuant to clause (II) or (III) above shall have the effect of increasing the Series B Applicable Conversion Price to an amount which exceeds the lower of (a) the Series B Applicable Conversion Price on the original adjustment date, or (b) the Series B Applicable Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

          (V) In the case of any Options which expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the Series A Applicable Conversion Price and the Series B Applicable Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (III) above; and

          (VI) If such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Series A Applicable Conversion Price or the Series B Applicable Conversion Price, as applicable, which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Series A Applicable Conversion Price and/or the Series B Applicable Conversion Price, as the case may be, shall be adjusted pursuant to this Section 2(d)(iii)(A) as of the actual date of their issuance.

     (B)  Stock Dividends, Stock Distributions and Subdivisions.  In the event
          -----------------------------------------------------
the Corporation at any time or from time to time after the Original Issue Date shall declare or pay any dividend or make any other distribution on the Common Stock payable in Common Stock or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, Additional Shares of Common Stock shall be deemed to have been issued:

          (I) In the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution, or

          (II) In the case of any such subdivision, at the close of business on the date immediately prior to the date upon which corporate action becomes effective.

       If such record date shall have been fixed and no part of such dividend shall have been paid on the date fixed therefor, the adjustment previously made for the Series A Applicable Conversion Price and the Series B Applicable Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Series A Applicable Conversion Price and the Series B Applicable Conversion Price shall be adjusted pursuant to this Section 2(d)(iii)(B) as to the time of actual payment of such dividend.

  (iv) Adjustment of Conversion Prices Upon Issuance of Additional Shares of
       ---------------------------------------------------------------------
       Common Stock.
       ------------

        (A) In the event the Corporation shall issue Additional Shares of Common Stock (including, without limitation, Additional Shares of Common Stock deemed to be issued pursuant to Section 2(d)(iii) but excluding Additional Shares of Common Stock deemed to be issued pursuant to Section 2(d)(iii)(B), which event is dealt with in Section 2(d)(vi) hereof), without consideration or for a consideration per share less than the Series A Applicable Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, the Series A Applicable Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series A Applicable Conversion Price by a fraction, the numerator of which shall be
     (I) the number of shares of Common Stock Deemed Outstanding (as defined below) immediately prior to such issue plus (II) the number of shares of Common Stock which the aggregate consideration received or deemed to have been received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series A Applicable Conversion Price, and the denominator of which shall be (I) the number of shares of Common Stock Deemed Outstanding immediately prior to such issue plus (II) the number of Additional Shares of Common Stock so issued or deemed to be issued.

        (B) In the event the Corporation shall issue Additional Shares of Common Stock (including, without limitation, Additional Shares of Common Stock deemed to be issued pursuant to Section 2(d)(iii) but excluding Additional Shares of Common Stock deemed to be issued pursuant to Section 2(d)(iii)(B), which event is dealt with in Section 2(d)(vi) hereof), without consideration or for a consideration per share less than the Series B Applicable Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, the Series B Applicable Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series B Applicable Conversion Price by a fraction, the numerator of which shall be
     (I) the number of shares of Common Stock Deemed Outstanding immediately prior to such issue plus (II) the number of shares of Common Stock which the aggregate consideration received or deemed to have been received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series B Applicable Conversion Price, and the denominator of which shall be (I) the number of shares of Common Stock Deemed Outstanding immediately prior to such issue plus (II) the number of Additional Shares of Common Stock so issued or deemed to be issued.

        (C) For the purposes of Sections 2(d)(iv)(A) and (B) hereof, Common Stock Deemed Outstanding shall mean, without duplication, (i) all issued and outstanding shares of Common Stock, (ii) all shares of Common Stock issuable upon conversion of shares of Series A Preferred and Series B Preferred, and upon exercise of options or other securities which are part of or which otherwise constitute Excluded Shares, outstanding immediately prior to any issue of Additional Shares of Common Stock, and (iii) all Additional Shares of Common Stock previously deemed issued pursuant to
     Section 2(d)(iii).

        (D) Notwithstanding anything to the contrary contained herein, the Series A Applicable Conversion Price and the Series B Applicable Conversion Price in effect at the time Additional Shares of Common Stock are issued or deemed to be issued shall not be reduced pursuant to Section 2(d)(iv)(A) or
     (B) hereof at such time if the amount of such reduction would be an amount less than $0.01, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or more.

(v)  Determination of Consideration.  For purposes of this Section 2(d), the
     ------------------------------
consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:


        (A)  Cash and Property.  Such consideration shall:
             -----------------

             (I) Insofar as it consists of cash, be computed at the aggregate amounts of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

             (II) Insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

             (III) In the event that Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board of Directors.

        (B) Options and Convertible Securities.  The consideration per share
            ----------------------------------
     received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 2(d)(iii)(A), relating to Options and Convertible Securities, shall be determined by dividing (I) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by (II) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.


     (vi) Adjustment for Dividends, Distributions, Subdivisions, Combinations or
          ----------------------------------------------------------------------
Consolidations of Common Stock.
------------------------------

          (A) Stock Dividends, Distributions or Subdivisions.  In the event the
              ----------------------------------------------
     Corporation shall issue Additional Shares of Common Stock pursuant to
     Section 2(d)(iii)(B) in a stock dividend, stock distribution or subdivision, the Series A Applicable Conversion Price and the Series B Applicable Conversion Price in effect immediately prior to such stock dividend, stock distribution or subdivision shall, concurrently with the effectiveness of such stock dividend, stock distribution or subdivision, be proportionately decreased.

          (B) Combinations or Consolidations.  In the event the outstanding
              ------------------------------
     shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Series A Applicable Conversion Price and the Series B Applicable Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

     (vii)  Capital Reorganization, Merger or Sale of Assets.  If at any time
            ------------------------------------------------
  or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, recapitalization, reclassification or exchange of shares provided for elsewhere in this Section
  2) or a consolidation or merger of the Corporation, or a sale of all or substantially all of the assets of the Corporation, (a "Reorganization"), then, as a part of and as a condition to such Reorganization, provision shall be made so that the holders of shares of the Series A Preferred and Series B Preferred shall thereafter be entitled to receive upon conversion of the shares of the Series A Preferred and the Series B Preferred the same kind and amount of stock or other securities or property (including cash) of the Corporation, or of the successor corporation resulting from such Reorganization, to which such holder would have been entitled if such holder had converted its shares of the Series A Preferred or Series B Preferred immediately prior to the effective time of such Reorganization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 2 to the end that the provisions of this Section 2 (including adjustment of the Series A Applicable Conversion Price and the Series B Applicable Conversion Price then in effect and the number of shares of Common Stock or other securities issuable upon conversion of the shares of the Series A Preferred and the Series B Preferred) shall be applicable after such Reorganization in as nearly equivalent manner as may be reasonably practicable.

  (e)  No Impairment.  The Corporation shall not, by amendment of its
       -------------
Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but shall at all times in good faith assist in the carrying out of all the provisions of this
Section 2 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Series A Preferred and the Series B Preferred against impairment.

  (f)  Certificate as to Adjustments.  Upon the occurrence of each adjustment or
       -----------------------------
readjustment of the Series A Applicable Conversion Price or the Series B Applicable Conversion Price pursuant to this Section 2, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each affected holder of Series A Preferred or Series B Preferred, as the case may be, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any affected holder of Series A Preferred or Series B Preferred furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Series A Applicable Conversion Price or the Series B Applicable Conversion Price, as the case may be, at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon conversion of each share of Series A Preferred and Series B Preferred, as applicable. Upon the adjustment of any other dollar amount (other than the Series A Applicable Conversion Price and the Series B Applicable Conversion Price) provided for herein which, by the express terms hereof, is subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization or similar event involving a change in Common Stock, the Corporation shall, at its expense, promptly compute such adjustment or readjustment and furnish to each holder of Series A Preferred and the Series B Preferred a certificate setting forth the same and showing the details of the calculation of such adjustment.

  (g)  Notices of Record Date.  In the event of any taking by the Corporation
       ----------------------
of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Corporation shall mail to each holder of Series A Preferred and Series B Preferred at least ten (10) days prior to such record date a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

  (h)  Common Stock Reserved.  The Corporation shall reserve and keep available
       ---------------------
out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred and Series B Preferred.

  (i)  Certain Taxes.  The Corporation shall pay any issue or transfer taxes
       -------------
payable in connection with the conversion of any shares of Series A Preferred or Series B Preferred, provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer to a name other than that of the holder of such Series A Preferred or Series B Preferred, as the case may be.

  (j)  Closing of Books.  The Corporation shall at no time close its transfer
       ----------------
books against the transfer of any Series A Preferred or Series B Preferred, or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series A Preferred or Series B Preferred in any manner which interferes with the timely conversion or transfer of such Series A Preferred and Series B Preferred.

  3.  Voting Rights.
      -------------

  (a) Except as otherwise required by law or this Certificate of Incorporation the holders of Series A Preferred and Series B Preferred shall be entitled to notice of any stockholders' meeting and to vote together with the holders of the Common Stock as a single class of capital stock upon any matter submitted to the stockholders for a vote and shall be counted in the determination of the existence of a quorum, on the following basis:

           (i) Holders of Series A Preferred shall represent and have that number of votes per share of Series A Preferred as is equal to the number of shares of Common Stock into which each such share of Series A Preferred held by such holder could be converted on the date for determination of stockholders entitled to vote at the meeting;

           (ii) Holders of Series B Preferred shall represent and have that number of votes per share of Series B Preferred as is equal to the number of shares of Common Stock into which each such share of Series B Preferred held by such holder could be converted on the date for determination of stockholders entitled to vote at the meeting;

           (iii) In addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least a majority of the outstanding shares of Series A Preferred and the outstanding shares of Series B Preferred, voting together as a single class, shall be necessary to:

                 (A) Amend, alter or repeal any provision of, or add any provision to, the Corporation's Certificate of Incorporation or By-laws, including without limitation, any right or remedy in respect of the Series A Preferred or the Series B Preferred; provided that if any such amendment,
                                            --------
     alteration or repeal would affect only one such series of Preferred Stock, only the vote or written consent of the holders of at least a majority of the outstanding shares of such series shall be required;

                 (B) Create, authorize or issue any capital stock (or class or series thereof) or any security convertible into or evidencing the right to purchase shares of any class or series of capital stock of the Corporation whether or not (i) such class or series may be senior or junior to the Series A Preferred and the Series B Preferred or (ii) such class or series may have preference or priority to any right, preference or priority of the Series A Preferred and the Series B Preferred (other than up to 426,200 shares of Common Stock issued or issuable to officers, employees or directors of, or consultants to, the Corporation pursuant to stock option, stock purchase plans or similar equity incentive plans approved by the Board of Directors and other than the Series A Preferred and the Series B Preferred).

                 (C) Pay or declare any dividend or distribution on any shares of Common Stock, Series A Preferred, Series B Preferred or any other class or series of capital stock or apply any of its assets to the redemption, retirement, purchase or other acquisition, directly or indirectly, through subsidiaries or otherwise, of any shares of capital stock, options or Convertible Securities.

                 (D) Effect (I) any liquidation, dissolution reorganization or winding up of the Corporation or any of its subsidiaries, (II) any sale, lease, assignment, transfer or other conveyance (other than the grant of a mortgage or security interest in connection with indebtedness for borrowed money) of all or substantially all the assets of the Corporation or any of its subsidiaries, or (III) any consolidation reorganization or merger of the Corporation or any of its subsidiaries with or into any other entity;

                 (E) Purchase or otherwise acquire all or substantially all of the assets or capital stock (or other ownership interest) of any other person or entity;

                 (F) incur or guarantee or cause any subsidiary of the Corporation to issue or guarantee, any indebtedness other than funded indebtedness to banks not exceeding $4,000,000 in the aggregate;

                 (G) materially change the nature of the business presently being carried on by the Corporation or any of its subsidiaries;

                 (H) authorize or approve any actions taken by the Board of Directors (or similar governing body) of any subsidiary to, or otherwise cause any subsidiary to (i) amend, alter or repeal any provision of, or add any provision to, any certificate of incorporation or bylaw of any subsidiary of the Corporation, (ii) create, authorize or issue any capital stock (of any class or series) of any subsidiary of the Corporation or any security of any subsidiary of the Corporation convertible into or evidencing the right to purchase shares of any class or series of capital stock of the Corporation or any subsidiary to the Corporation, (iii) pay or declare any dividend or distribution on any shares or capital stock of any subsidiary of the Corporation except to the Corporation, (iv) redeem, retire, purchase or otherwise acquire, directly or indirectly, any shares of capital stock of any subsidiary of the Corporation or (v) sell, transfer or otherwise dispose of any shares of capital stock of any subsidiary of the Corporation or of all or substantially all of the assets of any such subsidiary;

              (iv) The holders of the Series A Preferred, voting as a single class, shall be entitled to elect one member to the Board of Directors (the "Series A Director"). The holders of the Series A Preferred, voting as a single class, shall be entitled to remove, replace or re-elect the Series A Director. The holders of the Series B Preferred, voting as a single class, shall be entitled to elect one member to the Board of Directors (the "Series B Director"). The holders of the Series B Preferred, voting as a single class, shall be entitled to remove, replace or re-elect the Series B Director

     4.  Dividend Rights.
         ---------------

              (a) From and after July 31, 1997, (the "Series A Original Issue Date"), dividends (the "Series A Dividends") shall accrue on a cumulative basis on each share of the Series A Preferred then outstanding, whether or not funds are legally available therefor and whether or not declared by the Board of Directors, (i) initially at the rate per annum equal to 10% of the Series A Base Liquidation Price (determined on the basis of a 360-day year of twelve 30-day months) and (ii) at any time after December 31, 1998 and for so long as the holders of Series A Preferred have not had the opportunity to sell at least 50% of their Series A Preferred (or the Common Stock into which such Series A Preferred is convertible) at a price per share of not less than $4.78 (on an as-if-converted basis), at the rate per annum equal to 15% of the Series A Base Liquidation Price (determined on the basis of a 360-day year of twelve 30-day months), provided that, if such 15% rate shall become effective, there shall immediately become accrued hereunder a supplemental dividend in an amount equal to 5% per annum of the Series A Base Liquidation Price (determined on the basis of a 360-day year of twelve 30-day months) from the Series A Original Issue Date to the date such 15% rate becomes effective; such accrued supplemental dividend shall be payable on the next annual dividend payment date. To the extent permitted by law, all accrued dividends shall be payable in cash annually commencing on the first anniversary of the Series A Original Issue Date. Accumulated and unpaid dividends shall compound quarterly from the applicable due date in respect thereof at the annual rate then in effect;

              (b) From and after December 31, 1997, (the "Series B Original Issue Date"), dividends (the "Series B Dividends") shall accrue on a cumulative basis on each share of the Series B Preferred then outstanding, whether or not funds are legally available therefor and whether or not declared by the Board of Directors, at the rate per annum equal to 10% of the Series B Base Liquidation Price (determined on the basis of a 360-day year of twelve 30-day months). To the extent permitted by law, all accrued dividends shall be payable in cash annually commencing on the first anniversary of the Series B Original Issue Date. Accumulated and unpaid dividends shall compound quarterly from the applicable due date in respect thereof at the annual rate then in effect;

              (c) Except as provided in Section 4(d) below, from time to time the Board of Directors of the Corporation may declare and pay dividends or distributions on shares of the Common Stock if, but only if, (1) all accrued Series A Dividends and Series B Dividends shall have been paid in full prior to the date of any such declaration, payment or distribution and
     (2) no shares of Series A Preferred or shares of Series B Preferred remain outstanding on the date of any such declaration, payment or distribution;

              (d) If, with the consent of the holders of at least a majority of the outstanding Series A Preferred and the Series B Preferred, voting together as a single class, the Board of Directors of the Corporation shall declare a dividend payable upon the then outstanding shares of the Common Stock (other than a dividend payable entirely in shares of the Common Stock of the Corporation), then the Board of Directors shall declare at the same time a dividend upon the then outstanding shares of the Series A Preferred and Series B Preferred payable at the same time as the dividend paid on the Common Stock, in an amount equal to the amount of dividends per share of Series A Preferred and Series B Preferred as would have been payable on the largest number of whole shares of Common Stock which each share of Series A Preferred and Series B Preferred held by each holder thereof would have received if such Series A Preferred and Series B Preferred had been converted to Common Stock pursuant to the provisions of Section 2 hereof as of the record date for the determination of holders of Common Stock entitled to receive such dividends; and

              (e) If, with the consent of the holders of at least a majority of the outstanding Series A Preferred and the Series B Preferred, voting together as a single class, the Board of Directors of the Corporation shall declare a dividend payable upon any class or series of capital stock of the corporation other than Common Stock, the Board of Directors shall declare at the same time a dividend upon the then outstanding shares of Series A Preferred and Series B Preferred, payable at the same time as such dividend on such other class or series of capital stock in an amount equal to (i) in the case of any series or class convertible into Common Stock, that dividend per share of Series A Preferred and Series B Preferred as would equal the dividend payable on such other class or series determined as if all such shares of such class or series had been converted to Common

     Stock and all shares of Series A Preferred and series B Preferred have been converted to Common Stock on the record date for the determination of holders entitled to receive such dividend or (ii) if such class or series of Capital Stock is not convertible into Common Stock, at a rate per share of Series A Preferred and Series B Preferred determined by dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock and multiplying such fraction by the Series A Base Liquidation Price or the Series B Base Liquidation Price, as applicable, then in effect.

     5.  Redemption
         ----------

              (a) At any time from and after July 31, 1999 and for so long as shares of Series A Preferred remains outstanding, at the option and written election of each holder of outstanding shares of Series A Preferred, the Corporation shall redeem such holder's shares of Series A Preferred as set forth in such holder's written election at a price equal to $21,861.37 per share of Series A Preferred plus all accrued or declared but unpaid dividends thereon, if any, to the date of redemption (the "Series A Redemption Price"). The Series A Redemption Price shall be subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the Series A Preferred.

              (b) At any time from and after July 31, 1999 and for so long as shares of Series B Preferred remains outstanding, at the option and written election of each holder of outstanding shares of Series B Preferred, the Corporation shall redeem such holder's shares of Series B Preferred as set forth in such holder's written election at a price equal to $80,000 per share of Series B Preferred plus all accrued or declared but unpaid dividends thereon, if any, to the date of redemption (the "Series B Redemption Price"). The Series B Redemption Price shall be subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the Series B Preferred.

              (c) If the funds of the Corporation legally available for redemption of shares of Series A Preferred, Series B Preferred and shares of any other class or series of the capital stock of the Corporation on any redemption date are insufficient to redeem the total number of shares of Series A Preferred, Series B Preferred and any other shares of any other class or series of the capital stock of the Corporation submitted for redemption, those funds which are legally available shall be used first to redeem the maximum possible number of whole shares of Series A Preferred and Series B Preferred, pro rata in proportion to the Series A Redemption
                             --- ----
     Price and the Series B Redemption Price as set forth in Sections 5(a) and
     (b) above, payable ratably among the holders of such shares of Series A Preferred and Series B Preferred in proportion to the full amount such holders of Series A Preferred would otherwise be entitled to receive in redemption of such shares, and only after payment of the full amount such holders of Series A Preferred and Series B Preferred would otherwise be entitled to receive in full redemption of such shares shall any payment in redemption be made to holders of any other class or series of the capital stock of the Corporation. The shares of Series A Preferred and Series B Preferred not redeemed shall remain outstanding and entitled to all rights and preferences provided herein, including, but not limited to, the accrual of dividends pursuant to Section 4 hereof. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Series A Preferred and Series B Preferred, such funds shall be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available.


  6.  No Reissuance of Series A Preferred or Series B Preferred.   No share or
      ---------------------------------------------------------
shares of Series A Preferred or Series B Preferred acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the corporation shall be authorized to issue.

  7.  Residual Rights.  All rights accruing to the outstanding shares of the
      ---------------
Corporation not expressly provided for in the terms of the Series A Preferred, the Series B Preferred or any other series of Preferred Stock shall be vested in the Common Stock.

  C.  Common Stock.
      ------------

      1.  General.  The voting, dividend and liquidation and other rights of the
          -------
holders of the Common Stock are subject to and qualified by the rights of the holders of Preferred Stock, if any.

      2.  Voting.  The holders of the Common Stock are entitled to one vote
          ------
for each share held.  There shall be no cumulative voting.

      3.  Dividends.  Dividends may be declared and paid on the Common Stock
          ---------
from funds lawfully available therefor if, as and when determined by the Board of Directors, subject to any provision of this Certificate of Incorporation, as amended from time to time, and subject to the relative rights and preferences of any shares of Preferred Stock authorized and issued hereunder.

      4.  Liquidation.  Upon the dissolution or liquidation of the Corporation,
          -----------
whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject, however, to the liquidation rights of the holders of Preferred Stock authorized and issued hereunder.

  FIFTH:  The Corporation is to have perpetual existence.

  SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

  A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the By-Laws of the Corporation as in effect from time to time, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

  B. The directors of the Corporation need not be elected by written ballot unless the By-Laws so provide.

  C. Following the closing of an initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offering and sale of Common Stock to the public (the "Initial Public Offering"), any action required or permitted to be taken by the stockholders of the Corporation may be effected only at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by written consent.

  SEVENTH: A. Subject to the rights of the holders of any series of Preferred Stock then outstanding to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Board.

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

  B. On or prior to the date on which the Corporation first provides notice of an annual meeting of the stockholders (or a special meeting in lieu thereof) following the Initial Public Offering (the "Initial Public Meeting"), the Board of Directors of the Corporation shall divide the directors nominated for election at such meeting into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at first annual meeting of stockholders or any special meeting in lieu thereof following the Initial Public Meeting, the term of office of the second class to expire at the second annual meeting of stockholders or any special meeting in lieu thereof following the Initial Public Meeting, and the term of office of the third class to expire at the third annual meeting of stockholders or any special meeting in lieu thereof following the Initial Public Meeting. At each annual meeting of stockholders or special meeting in lieu thereof following such initial classification, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders or special meeting in lieu thereof after their election and until their successors are duly elected and qualified.

  C. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office even though less than a quorum, or by a sole remaining director. In the event of any increase or decrease in the authorized number of directors,
(i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term or his prior death, retirement, removal or resignation and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall if reasonably possible be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent reasonably possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation and newly eliminated directorships shall be subtracted from those classes whose terms of office are to expire at the earliest dates following such allocation, unless otherwise provided for from time to time by resolution adopted by a majority of the directors then in office, although less than a quorum. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.

  D. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the By-Laws of the Corporation.

  E. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time only for cause. A director may be removed for cause only after a reasonable notice and opportunity to be heard before the body proposing to remove him.

  EIGHTH: The Board of Directors is expressly empowered to adopt, amend or repeal By-Laws of the Corporation. Any adoption, amendment or repeal of the By-Laws of the Corporation by the Board of Directors shall require the approval of a majority of the Board. The stockholders shall also have power to adopt, amend or repeal the By-Laws of the Corporation; provided, however, that, in addition
                                          --------  -------
to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least seventy percent (70%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend or repeal any provision of the By-Laws of the Corporation.

  NINTH: 1. To the fullest extent permitted by the Delaware General Corporation Law as the same now exists or may hereafter be amended, the Corporation shall indemnify, and advance expenses to, its directors, officers and any person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, if such person was or is made a party to or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan; provided, however, that except with respect to proceedings to enforce rights to
--------  -------
indemnification or as is otherwise required by law, the By-Laws of the Corporation may provide that the Corporation shall not be required to indemnify, and advance expenses to, any director, officer or other person in connection with a proceeding (or part thereof) initiated by such director, officer or other person, unless such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The Corporation, by action of its Board of Directors, may provide indemnification or advance expenses to employees and other agents of the Corporation or other persons only on such terms and conditions and to the extent determined by the Board of Directors in its sole and absolute discretion.

  2. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article NINTH shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

  3. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this Article NINTH.

  4. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article NINTH shall, unless otherwise specified when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such director or officer. The indemnification and rights to advancement of expenses that may have been provided to an employee or agent of the Corporation by action of the Board of Directors, pursuant to the last sentence of Paragraph 1 of this Article NINTH, shall, unless otherwise specified when authorized or ratified, continue as to a person who has ceased to be an employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such person, after the time such person has ceased to be an employee or agent of the Corporation, only on such terms and conditions and to the extent determined by the Board of Directors in its sole discretion. No repeal or amendment of this Article NINTH shall adversely affect any rights of any person pursuant to this Article NINTH which existed at the time of such repeal or amendment with respect to acts or omissions occurring prior to such repeal or amendment.

  TENTH: No director shall be personally liable to the Corporation or its stockholders for any monetary damages for breaches of fiduciary duty as a director, notwithstanding any provision of law imposing such liability; provided that this provision shall not eliminate or limit the liability of a director, to the extent that such liability is imposed by applicable law, (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 or successor provisions of the General Corporation Law of the State of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit. This provision shall not eliminate or limit the liability of a director for any act or omission if such elimination or limitation is prohibited by the General Corporation Law of the State of Delaware. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

  ELEVENTH: The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that in addition to the
                                     --------  -------
vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of shares of voting stock of the Corporation representing at least seventy percent (70%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to
(i) reduce or eliminate the number of authorized shares of Common Stock or the number of authorized shares of Preferred Stock set forth in Article FOURTH or
(ii) amend or repeal, or adopt any provision inconsistent with, Articles SIXTH, SEVENTH, EIGHTH, NINTH, TENTH, and this Article ELEVENTH of this Amended and Restated Certificate of Incorporation.

  TWELFTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.